CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS NOT MATERIAL, IS THE TYPE THAT HAEMONETICS CORPORATION TREATS AS CONFIDENTIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [***].

Exhibit 10.3

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (the “Amendment Agreement”) is made as of this 13 day of December, 2023, by and between SANTA MARIA INDUSTRIAL PARTNERS, L.P. (“Landlord”), represented herein by Marcelo Durán Roux, as its legal representative, HAEMONETICS MÉXICO MANUFACTURING, S. DE R.L. C.V. (“Tenant”), represented herein by James D’Arecca & Josep Llorens, as its legal representatives, and HAEMONETICS CORPORATION (“Guarantor”), represented herein by James D’Arecca, as its legal representative. Landlord and Tenant hereinafter referred to collectively as the “Parties”.

SEXTO CONVENIO MODIFICATORIO AL CONTRATO DE ARRENDAMIENTO

EL PRESENTE SEXTO CONVENIO MODIFICATORIO AL CONTRATO DE ARRENDAMIENTO (el “Convenio Modificatorio”) celebrado el día 13 de Diciembre de 2023, entre SANTA MARIA INDUSTRIAL PARTNERS, L.P. (la “Arrendadora”), en este acto representado por Marcelo Durán Roux, en su carácter de representante legal, HAEMONETICS MÉXICO MANUFACTURING, S. DE R.L. C.V. (la “Arrendataria”), en este acto representado por James D’Arecca y Josep Llorens , en su carácter de representantes legales, así como también por HAEMONETICS CORPORATION (el “Garante”), en este acto representado por James D’Arecca, en su carácter de representante legal. La Arrendadora y la Arrendataria en lo sucesivo en conjunto las “Partes”).

RECITALS

A. On February 21, 2000, Banco Bilbao Vizcaya-México, S.A., Institución de Banca Múltiple, Gupo Financiero BBV-Probursa, as trustee of Fideicomiso Submetrópoli de Tijuana and Ensatec, S.A. de C.V. entered into a certain lease agreement, as amended by that certain first amendment dated as of October 18, 2004, by that certain second amendment dated as of February 14, 2006, by that certain third amendment dated as of July 25, 2008, by that certain fourth amendment dated as of August 14, 2008, and by that certain fifth amendment dated as of January 19, 2018 (jointly, the “Lease”), with respect to an industrial building located at Calle Colinas No. 11730, Parque Industrial El Florido, Sección Colinas, Tijuana, Baja California, México (the “Property”).

DECLARACIONES

A. Con fecha 21 de febrero de 2000, Banco Bilbao Vizcaya-México, S.A., Institución de Banca Múltiple, Gupo Financiero BBV-Probursa, como fiduciario del Fideicomiso Submetrópoli de Tijuana, y Ensatec, S.A. de C.V., celebraron cierto contrato de arrendamiento, modificado mediante cierto primer convenio modificatorio de fecha 18 de octubre de 2004, cierto segundo convenio modificatorio de fecha 14 de febrero de 2006, cierto tercer convenio modificatorio de fecha 25 de julio de 2008, cierto cuarto convenio modificatorio de fecha 14 de agosto de 2011 y cierto quinto convenio modificatorio de fecha 19 de enero de 2018 (conjuntamente el “Arrendamiento”), respecto del edificio industrial ubicado en Calle Colinas No. 11730, Parque Industrial El Florido, Sección Colinas, Tijuana, Baja California, México (el “Inmueble”).

B. On November 16, 2000, Banco Bilbao Vizcaya-México, S.A., Institución de Banca Múltiple, Gupo Financiero BBV-Probursa changed its name to BBVA Bancomer Servicios, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer.
B. Con fecha 16 de noviembre de 2000, Banco Bilbao Vizcaya-México, S.A., Institución de Banca Múltiple, Gupo Financiero BBV-Probursa cambió su denominación a BBVA Bancomer Servicios, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer.

C. On December 10, 2010, Promotora California de Desarrollos, S.A.P.I. de C.V. acquired all the rights and obligations of the owner (as landlord) under the Lease.	C. Con fecha 10 de diciembre de 2010, Promotora California de Desarrollos, S.A.P.I. de C.V. adquirió todos los derechos y obligaciones del arrendador bajo el Arrendamiento.
D. On February 10, 2011, Procadef 1, S.A.P.I. de C.V. acquired all the rights and obligations of the owner (as landlord) under the Lease.	D. Con fecha 10 de febrero de 2011, Procadef 1, S.A.P.I. de C.V. adquirió todos los derechos y obligaciones del arrendador bajo el Arrendamiento.

E. On February 23, 2012, Ensatec, S.A. de C.V. assigned all the rights and obligations of tenant under the Lease to Pall Mexico Manufacturing, S. de R.L. de C.V.	E. Con fecha 23 de febrero de 2012, Ensatec, S.A. de C.V. cedió rodos los derechos y obligaciones de arrendatario bajo el Arrendamiento a Pall Mexico Manufacturing, S. de R.L. de C.V.
F. On January 29, 2013, Pall Mexico Manufacturing, S. de R.L. de C.V. changed its name to Haemonetics México Manufacturing, S. de R.L. de C.V.	F. Con fecha 29 de enero de 2013, Pall Mexico Manufacturing, S. de R.L. de C.V. cambió su denominación a Haemonetics México Manufacturing, S. de R.L. de C.V.
G. On December 10, 2013, Mega2013, S.A.P.I. de C.V. acquired all the rights and obligations of the owner (as landlord) under the Lease.	G. Con fecha 10 de diciembre de 2013, Mega2013, S.A.P.I. de C.V. adquirió todos los derechos y obligaciones del arrendador bajo el Arrendamiento.
H. On September 10, 2018, El Florido, California, S.A. de C.V. acquired all the rights and obligations of the owner (as landlord) under the Lease.	H. Con fecha 10 de septiembre de 2018, El Florido, California, S.A. de C.V. adquirió todos los derechos y obligaciones del arrendador bajo el Arrendamiento.
I. On December 30, 2020, ownership over the Property was transferred for the entire benefit of Landlord through an irrevocable trust agreement, acquiring all rights and obligations as landlord under the Lease.
I. Con fecha 30 de diciembre de 2020, el Inmueble fue enajenado mediante fideicomiso irrevocable traslativo de dominio en el que la Arrendadora es la única fideicomisaria, adquiriendo todos los derechos y obligaciones como arrendador bajo el Arrendamiento.

J. The Parties desire to enter into this Amendment Agreement in order to modify certain terms of the Lease Agreement.	J. Es la intención de las Partes celebrar el presente Convenio Modificatorio a efecto de modificar ciertos términos del Contrato de Arrendamiento.
NOW, THEREFORE, in consideration of the above, the Parties hereby covenant and agree as follows:	POR LO TANTO, en virtud de lo anterior, en este acto las Partes convienen lo siguiente:
1. Definitions. All capitalized terms used herein which are not otherwise defined shall have the respective meanings set forth in the Lease.	1. Definiciones. Todos los términos utilizados con mayúsculas en el presente Convenio modificatorio y que no se definan, tendrán el mismo significado que se les asigna en el Arrendamiento.
2. Term. The parties hereby agree to extend the term of the Lease for an additional period of five (5) years (the “Extension Term”), as of the date of this Amendment Agreement, therefore, the term of the Lease expires on August 16, 2028 (the “Expiration Date”).

2. Vigencia. Las partes en este acto acuerdan prorrogar la vigencia del Arrendamiento por un plazo adicional de 5 (cinco) años (el “Periodo de Prórroga”) a partir de la fecha del presente Convenio Modificatorio, por lo que el plazo del Arrendamiento vence el 16 de agosto de 2028 (la “Fecha de Terminación”).

The Parties recognize that the extension of the term established herein is the exercise by Tenant of its extension right contained at the Lease, and the parties hereby agree to delete Clauses First and Second of the Fifth Amendment Agreement, dated as of January 1, 2018 (the “Fifth Amendment”) in their entirety and to revoke any reference within the Lease to the option of Tenant to extend or renew the Term and to the option to remain in the Premises for an additional period, except for the provision contained in Clause 4 of this Amendment Agreement.
Las Partes reconocen que la extensión de la vigencia aquí establecida es el ejercicio de la Arrendataria a su derecho de prórroga contenido en el Arrendamiento, por lo cual acuerdan eliminar en su totalidad y dejar sin efectos la totalidad de la Cláusula Primera y Segunda del Quinto Convenio Modificatorio de fecha 1ro de Enero del 2018 (el Quinto Convenio Modificatorio) y revocar cualquier referencia que exista en el Arrendamiento a la opción de la Arrendataria de prorrogar o extender el Plazo y la opción de permanecer en el Inmueble por un periodo adicional, salvo por lo previsto en el presente Convenio Modificatorio en la siguiente clausula 4.

3. Monthly Rent. The Parties hereby agree that as of August 17, 2023, the monthly rent to be paid by the Tenant to the Landlord shall be USD$[***] ([***] United States legal currency) plus the Value Added Tax (“VAT”). Subsequently and as of September 1, 2024, in subsequent years and on each September 1 during the Extension Term, the total monthly rent payable shall be subject to annual increases of [***] percent ([***]%), without the need for any other notification or communication between the Parties.

3. Renta Mensual. Las Partes acuerdan que, a partir del 17 de agosto de 2023, la renta mensual a ser pagada por la Arrendataria a la Arrendadora será por la cantidad de EUA$[***] ([***] moneda de curso legal en los Estados Unidos de América) más el Impuesto al Valor Agregado (“IVA”). Posteriormente y a partir del 1 de septiembre de 2024, y en años subsecuentes, cada 1 de septiembre durante el Periodo de Prórroga, la renta mensual pagadera estará sujeta a incrementos anuales de [***] por ciento ([***]%), sin necesidad de ninguna otra notificación o comunicación entre las Partes.

In the event that rent is paid in Mexican Pesos, currency of legal tender in the United Mexican States, such will be paid at the rate of exchange in effect for selling Mexican Pesos to purchase United States Dollars, according to the rate published in the Official Journal of the Federation (Diario Oficial de la Federación) on the date Tenant pays Landlord such rent. If Tenant elects to pay rent in Mexican Pesos, Tenant will be obligated to pay, in addition thereto and as an administrative fee, an amount equal to ten percent (10%) of any such rent payment, plus applicable value added tax.

En caso de que la renta sea pagada en Pesos mexicanos, moneda del curso legal en los Estados Unidos Mexicanos, esta será pagada de acuerdo con el tipo de cambio publicado en el Diario Oficial de la Federación en la fecha en que la Arrendataria realice el pago a la Arrendadora en cuyo caso, la Arrendataria estará obligada a pagar adicionalmente, por concepto de honorarios administrativos, un importe igual al 10% (diez por ciento) de la renta, más el impuesto al valor agregado.

4. Additional Extension Term. Provided that (i) the Lease shall be in full force and effect in accordance with the terms of the Lease and this Amendment Agreement, and (ii) no event of default shall be continuing thereunder, and (iii) Tenant and Guarantor shall be at least as creditworthy as on the date hereof Tenant shall have the right to extend the term of the Lease for one (1) period of five (5) years (“Additional Extension Term”). Tenant shall exercise its option hereunder by giving Landlord written notice of such election (along with reasonable evidence that it and Guarantor remain at least as creditworthy as on the date hereof) no later than 8 (eight) months prior to the Expiration Date. Once the Landlord has been notified, the Parties will, within the 30 (thirty) calendar days following the delivery of said notice and evidence, Landlord and Tenant shall , execute an amendment agreement to the Lease to state that this Lease and the Term have been extended accordingly.

4. Periodo de Prórroga Adicional. Siempre que: (i) el Arrendamiento esté vigente y con plenos efectos de conformidad con lo establecido en el Arrendamiento y con el presente Convenio Modificatorio; y (ii) no haya ocurrido y continúe un incumplimiento conforme al mismo;y (iii) la Arrendataria y el Garante cuenten con una capacidad crediticia cuando menos como la que tienen a la fecha del presente , la Arrendataria tendrá derecho a prorrogar la vigencia del Arrendamiento por 1 (un) periodo de 5 (cinco) años (el “Periodo de Prórroga Adicional”). La Arrendataria ejercerá su opción aquí mencionada notificando por escrito a la Arrendadora de dicha elección (junto con evidencia razonable de que tanto ella como el Garante siguen contando cuando menos con la capacidad crediticia que tenían a la fecha del presente), a más tardar 8 (ocho) meses antes de la Fecha de Terminación. Una vez notificada la Arrendadora, las Partes dentro de los 30 (treinta) días naturales siguientes a la entrega de dicho aviso y evidencia, la Arrendadora y la Arrendataria , se reunirán para suscribir un nuevo convenio modificatorio al Arrendamiento para dejar constancia de que este Arrendamiento y la Vigencia han sido prorrogados en consecuencia.

All of the terms, covenants and conditions of this Lease and the Amendment Agreement shall continue in full force and effect during the Additional Extension Term, except that (i) annual increases during the Additional Extension Term shall be as set forth in Subsection (B) of this clause, and (ii) monthly base rent for the first year of each Additional Extension Term shall be the greater of (a) the base rent plus annual increases escalated as contemplated at this Lease for such first year, and (b) the then annual market rental rate per square meter for recent lease renewals comparable industrial buildings located in the Tijuana, Baja California, multiplied by the Leaseable Square Meters (as defined below) of the Building. The Leaseable Square Meters of the Building shall include all of the warehouse, production, support, utility, office, cafeteria, locker room, and other closed building areas then present within the Premises at the time of the renewal notice, but shall not include any parking, maneuvering or guard house areas. Such annual market rental rate shall be determined as follows. Within 30 days after Tenant’s exercise of its option to extend, Landlord will propose to Tenant the market rental rate. Within 30 days thereafter, Tenant will either accept such determination (with no response on Tenant’s part during such period being deemed acceptance) or, if Tenant disagrees with such determination, Tenant will provide in writing to Landlord Tenant’s determination of the market rental rate. If, within 30 days thereafter, the parties are not able to agree on the market rental rate, within twenty (20) days after such failure to agree, Landlord and Tenant shall together appoint a MAI (or Mexican equivalent) appraiser having at least five (5) years' experience in industrial and warehouse leasing in the vicinity of Tijuana, Baja California,. If the Parties are not able to agree upon the designation of the appraiser, then the appraiser will be appointed by the American Arbitration Association (or its successor) from its qualified panel of arbitrators, which appraiser shall, to the extent practicable, have the qualifications set forth above. Within forty-five (45) days after his appointment, the appraiser will determine the fair market rental value of the Premises applicable to the Additional Extension Term and shall choose whichever of the fair market rental values set forth in Landlord's initial proposal or Tenant’s response is closer to such determination, which shall, for all purposes hereunder, be deemed the fair market rental rate. The determination of the appraiser shall be binding, final and conclusive on the parties. The fees and expenses of the appraiser and all costs incurred in connection with the appointment of the appraiser will be shared equally by Landlord and Tenant (in the amount of 50% each).
Todos los términos, acuerdos y condiciones del Arrendamiento y de este Convenio Modificatorio continuarán vigentes y surtiendo plenos efectos durante el Periodo de Prórroga Adicional, excepto que (i) los incrementos anuales de la Renta Base durante la el Periodo de Prórroga Adicional será conforme a lo pactado en el inciso (B) de la presente Clausula, y (ii) la renta mensual pagadera más el incremento anual correspondiente por el primer año del Periodo de Prórroga Adicional será lo que resulte mayor de (a) la Renta Base más el incremento anual como se contempla en el Arrendamiento por dicho primer año, y (b) el entonces valor de renta de mercado anual por metro cuadrado para renovaciones de arrendamientos de edificios industriales comparables ubicados en Tijuana, Baja California, multiplicado por los Metros Cuadrados Alquilables (como se define en el siguiente enunciado) del Inmueble. Los Metros Cuadrados Alquilables del Edificio incluirán todas las áreas de almacén, producción, soporte, servicios públicos, oficinas, cafetería, vestuarios y otras áreas cerradas del edificio que se encuentren dentro del Inmueble al momento del aviso de renovación, pero no incluirán ninguna de las áreas de estacionamiento, patio de maniobras o caseta de vigilancia. Dicho valor de renta anual de mercado será determinado como se describe a continuación. Dentro de los 30 días siguientes a que la Arrendataria ejerza su opción de prorrogar la Vigencia, la Arrendadora propondrá a la Arrendataria el valor de renta del mercado; dentro de los 30 días a partir de entonces, la Arrendataria podrá aceptar dicha determinación (la falta de respuesta será considerada como aceptación durante dicho período) o, si la Arrendataria no está de acuerdo con dicha determinación, la Arrendataria manifestará por escrito a la Arrendadora, la determinación de la Arrendataria del valor de renta del mercado. Si, luego de los 30 días siguientes, las partes no se ponen de acuerdo sobre el mercado, alquiler, valor, dentro de veinte (20) días después de dicho fracaso para ponerse de acuerdo, las Partes deberán juntos señalar un valuador MAI (o el equivalente mexicano) que cuente con al menos cinco (5) años de experiencia en arrendamientos industriales y de almacenes en los alrededores de Tijuana, Baja California. Si la Arrendadora y la Arrendataria no logran ponerse de acuerdo en designar un valuador, entonces el valuador será nombrado por un panel de árbitros de la Asociación Americana de Arbitraje (o su sucesor) para definir que valuador reúne, en la medida de lo posible, los requisitos establecidos anteriormente. Dentro de un término de cuarenta y cinco (45) días siguientes a su consulta, el valuador determinará el valor justo de renta del Inmueble que sea aplicable a la Periodo de Prórroga Adicional y seleccionará cualesquier de los valores del mercado de rentas establecidos en la propuesta inicial de la Arrendadora o la respuesta de la Arrendataria que se acerque más a dicha determinación, la cual deberá, para todos los efectos señalados en el presente Arrendamiento, ser considerada, como el valor de renta justa del mercado. La determinación del valuador será vinculativa, final y determinante para las Partes. Los honorarios y gastos del valuador y todos los costos incurridos en relación con el nombramiento del valuador serán compartidos en un porcentaje del 50% y 50% entre la Arrendadora y la Arrendataria.

(B) The monthly base rent payable during the Additional Extension Term shall be subject to escalation as follows:	(B) La renta mensual base pagadera durante el Periodo de Prórroga Adicional estará sujeta a escalonamiento como a continuación se indica:
For purposes of this Amendment Agreement and the Lease, the following terms shall have the following meanings.	Para los fines de este Convenio Modificatorio y el Arrendamiento, los siguientes términos tendrán los siguientes significados.
“Base Index” shall mean the CPI Index for the second month previous to the month in which the Additional Extension Term begins.	“Índice Base” significa el Índice IPC para el segundo mes previo al mes en que inicie el Periodo de Prórroga Adicional.
“CPI Charges” shall mean the annual rental adjustment calculated and payable in accordance with this provision.	“Cargos IPC” significa el ajuste anual de la renta calculado y pagadero en los términos de la presente cláusula.
“CPI Index” shall mean the Consumer Price Index presently designated as the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for all Urban Consumers, U.S. City Average, “All Items” (1982-1984 equals 100). In the event that the statistics are not available or in the event that publication of the Consumer Price Index is modified or discontinued in its entirety, the adjustment provided for herein shall be made on the basis of an index chosen by Landlord as a comparable and recognized index of purchasing power of the United States consumer dollar published by the U.S. Department of Labor or other governmental agency. In the event that the CPI Index is not published for the months required for the calculation set forth herein, the parties shall utilize the Consumer Price Index of the previous month preceding the month required for such calculation.

“Índice IPC” significa el Índice de Precios al Consumidor designado actualmente por el Departamento de Trabajo de los Estados Unidos, Departamento de Estadísticas Laborales e Índice de Precios al Consumidor para todos los Consumidores Urbanos, Promedio de Ciudades Estadounidenses, “Todos los Artículos” (1982-1984 igual a 100). En caso de que las estadísticas no estén disponibles o en caso de que la publicación del Índice de Precios al Consumidor sea modificada o interrumpida en su totalidad, el ajuste aquí señalado se llevará a cabo con base en el índice que elija la Arrendadora como un índice comparable y reconocido del poder adquisitivo en dólares de los consumidores en los Estados Unidos, publicado por el Departamento de Trabajo de los Estados Unidos o por otra autoridad. En caso de que el Índice IPC no sea publicado para los meses requeridos para realizar el cálculo aquí señalado, las partes utilizarán el Índice de Precios al Consumidor del mes previo al mes en el que deba hacerse el cálculo.

“Additional Extension Year” shall mean each twelve (12) month period during the Additional Extension Term from the day of the beginning thereof (or the date in which the succeeding Additional Extension Years begin) and ending on the date which shall be one day prior to the beginning of the thirteenth month from the commencement of the Additional Extension Term (or the date corresponding to the commencement of the Additional Extension Years succeeding the first of them) except that the last Additional Extension Year shall end on the Expiration Date.

“Año de Prórroga Adicional” significa cada período de 12 (doce) meses durante el Periodo de Prórroga Adicional, que iniciará el día en que éste comience (o en la fecha que inicien los subsecuentes Años de Prórroga Adicional) y que finaliza en la fecha que será un día antes del inicio del décimo tercer mes a partir del inicio del Periodo de Prórroga Adicional (o de la fecha que corresponda a la fecha de inicio de los Años de Prórroga Adicional siguientes al primero de ellos), con excepción del último Año de Prórroga Adicional, el cual finalizará en la Fecha de Terminación.

In addition to the payment of monthly rent payable, from and after the commencement of the second Additional Extension Year, Tenant shall pay CPI Charges, along with applicable value added tax, in monthly installments in the same manner and at the same time as payment of monthly rent. As soon as practicable after the end of the first Additional Extension Year and each succeeding Additional Extension Year during the term of the Lease, Landlord shall notify Tenant in writing of the amount of monthly CPI Charges payable by Tenant to Landlord each month in addition to monthly rent payable for each month of the then current Additional Extension Year. CPI Charges for any Additional Extension Year shall be calculated by multiplying the monthly rent payable by a fraction, the numerator of which shall be the CPI Index for the second month previous to the first month of such Additional Extension Year less the Base Index, and the denominator of which shall be the Base Index. Notwithstanding anything contained in this Amendment Agreement or in the Lease to the contrary, in no event shall the sum of the monthly rent payable and CPI Charges payable in any Additional Extension Year increase at a rate less than three and one-half (3.5%) percent over the sum of the monthly rent payable and CPI Charges payable in the previous Additional Extension Year. Tenant shall continue making such monthly payments, in addition to monthly rent payable, until receipt of notice from Landlord of the actual CPI Charges due from Tenant for such Additional Extension Year. Tenant shall pay Landlord on the first day of each succeeding month of such Additional Extension Year the adjusted amount due for such month until the commencement of the succeeding Additional Extension Year. The failure or delay by Landlord to deliver a notice with respect to CPI Charges for any Additional Extension Year shall not be deemed a waiver of Landlord's right to deliver such notice or to collect CPI Charges.
Además del pago de la renta mensual pagadera, a partir del inicio del segundo Año de Prórroga Adicional, la Arrendataria deberá pagar los Cargos IPC así como el impuesto al valor agregado aplicable, en mensualidades de la misma forma y al mismo tiempo en que pague la renta mensual. Tan pronto como sea posible después del término del primer Año de Prórroga Adicional y cada Año de Prórroga Adicional siguiente durante la vigencia del Arrendamiento, la Arrendadora notificará a la Arrendataria por escrito el importe mensual de los Cargos IPC que deberá pagar la Arrendataria a la Arrendadora cada mes, además de la renta mensual pagadera para cada mes del Año de Prórroga Adicional vigente en ese momento. Los Cargos IPC para cualquier Año de Prórroga Adicional serán calculados multiplicando la renta mensual pagadera por una fracción, cuyo numerador será el Índice IPC del segundo mes previo al primer mes de dicho Año de Prórroga Adicional, menos el Índice Base, y cuyo denominador será el Índice Base. No obstante cualquier disposición en contrario contenida en este Convenio Modificatorio o en el Arrendamiento, en ningún caso la suma de la renta mensual pagadera y los Cargos IPC que deban pagarse en cualquier Año de Prórroga Adicional, aumentarán en un porcentaje de menos del [***]% ([***]) de la suma de la renta mensual pagadera y los Cargos IPC pagaderos durante el Año de Prórroga Adicional previo. La Arrendataria seguirá pagando las mensualidades mencionadas, además de la renta mensual pagadera, hasta que reciba aviso de la Arrendadora sobre los Cargos IPC reales que adeude la Arrendataria para dicho Año de Prórroga Adicional. La Arrendataria pagará a la Arrendadora el primer día de cada mes siguiente al Año de Prórroga Adicional el importe ajustado insoluto para dicho mes, hasta el inicio del Año de Prórroga Adicional siguiente. El incumplimiento o mora por parte de la Arrendadora en entregar el aviso respecto de los Cargos IPC para cualquier Año de Prórroga Adicional, no será considerado como la renuncia del derecho de la Arrendadora de entregar el aviso o de cobrar los Cargos IPC.

5. Insurance. Notwithstanding Tenants obligation to contract all of the Insurances contained in clause Twelve of the Lease, Parties hereby agree that Landlord additionally will maintain during the Term of the Lease an all risk insurance to cover the Buildings replacement value and that Tenant shall reimburse Landlord in a yearly manner the premium of such insurance up to a maximum amount of USD$[***] ([***]) (the Reimbursement CAP) for the first year of this Extension Term. Such Reimbursement CAP shall increase at a rate of [***]% annually during the Term of the Lease.

5. Seguro. Sin perjuicio de que es obligación de la Arrendataria contratar los seguros contenidos en la Clausula Décima Segunda, las Partes reconocen que la Arrendadora, por así convenir sus intereses, adicionalmente mantendrá durante la vigencia del Arrendamiento un seguro de todo riesgo por el valor de reposición del Edificio y la Arrendataria a partir de este momento se compromete a reembolsar anualmente a la Arrendadora la prima de dicho seguro hasta por la cantidad de USD$[***] ([***]) (el Tope de Reembolso) para el primer año de éste Periodo de Prorroga. Dicho Tope de Reembolso será incrementado a una tasa del [***]% anual durante la Vigencia del Arrendamiento.

6. Insurance Reimbursement.  Tenant shall, within ten (10) business days after invoice therefor (accompanied by appropriate back-up), reimburse Landlord for any premiums for all risk insurance maintained by Landlord pursuant to Clause 5 herein, up to the Reimbursement CAP subject to the yearly increases contained in the above clause.  Amounts not paid within such ten (10) business day period shall bear interest at the rate set forth in Clause 7.4 of the Lease.

6. Reembolso de Seguro. La Arrendataria, dentro de los 10 (diez) días hábiles siguientes a la fecha de la factura correspondiente (misma que deberá acompañarse de la copia correspondiente) deberá rembolsar a la Arrendadora las primas por el seguro de todo riesgo que tiene contratado la Arrendadora en los términos de la Clausula 5 aquí contenida, hasta por el Tope del Reembolso, sujeto a los incrementos contenidos en la cláusula que antecede. Los importes no pagados durante dicho período de 10 (diez) días hábiles estarán sujetos a un interés a la tasa establecida en la Cláusula 7.4 del Arrendamiento.

6. Maintenance Report. Both parties agree to carry out an inspection visit to the Building at least once each year during the Term of the Lease so that Landlord can evaluate and/or follow up compliance with Tenant’s obligations arising from Clause 6.1 and hereby undertake to execute a report based on the form attached hereto as Exhibit “N” on which representatives of the Parties will record the pending obligations to be performed by Tenant that arise from said visits.

6. Reporte de Mantenimiento. Las Partes convienen en realizar una visita de inspección al Inmueble por lo menos una vez cada año durante la Vigencia del Contrato, a efecto de que la Arrendadora pueda evaluar y/o dar seguimiento al cumplimiento de las obligaciones de la Arrendataria contenidas en la Cláusula 6.1 y se obligan a suscribir un acta con base en el formato que se adjunta al presente como Anexo “N” mediante el cual representantes de las Partes harán constar las obligaciones pendientes de hacer que se deriven de dichos recorridos.

7. Brokers. Tenant represents and warrants to Landlord that it shall be solely liable for the payment of any commissions to Tenant’s brokers or advisors. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach of the foregoing representation and such obligations shall survive the expiration or sooner termination of this Amendment Agreement.

7. Corredores. La Arrendataria declara y garantiza a la Arrendadora que será la única responsable por el pago de cualesquier comisiones a sus corredores o asesores. La Arrendataria defenderá, indemnizará y sacará en paz y a salvo a la Arrendadora de toda responsabilidad, pérdida, daño, gasto, reclamación, acción, demanda, litigio u obligación derivada o relacionada con el cumplimiento a las declaraciones señaladas anteriormente y tales obligaciones prevalecerán a la expiración o terminación anticipada del presente Convenio Modificatorio.

8. Declarations in Scope of the Ley Anti-Lavado. In order to comply with the obligations of the Federal Law for the Prevention and Identification of Operations with Illicit Resources (Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Porcedencia Ilícita) (hereinafter the “Ley Anti-Lavado”), Tenant agrees to the following:

8. Declaraciones Ley Antilavado. A fin de dar cumplimiento con las obligaciones derivadas de la Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita (en lo sucesivo la “Ley Anti-Lavado”), la Arrendataria se obliga a lo siguiente:

(i) Deliver to Landlord a copy of the Tax Identity Card (Cédula de Identificación Fiscal), and any actualization of data before the Tax Administration Service (Servicio de Administración Tributaria), in the month in which the change is made.

(i) Entregar a la Arrendadora copia de la cédula de identificación fiscal y de cualquier actualización de datos ante el Servicio de Administración Tributaria, dentro del mes en que se realice el cambio.

(ii) Provide Landlord (i) a copy of an official identification of its representatives, (ii) a copy of the Unique Population Registry Key (CURP), or a copy of the Tax Identification Card (Cédula de Identificación Fiscal) of their representatives, in addition Tenant shall deliver to Landlord a copy of the above documents in case of a change of representatives, within the month in which the change is made.

(ii) Entregar a la Arrendadora (i) copia de identificación oficial de sus apoderados, (ii) copia de la Clave Única de Registro Poblacional (CURP), o copia de la cédula de identificación fiscal de sus apoderados, así mismo entregará copia de los documentos mencionados anteriormente en caso de algún cambio de apoderado, dentro del mes en que se realice dicho cambio.

(iii) Deliver to Landlord a copy of the Tax Identity Card of the Controlling Beneficiary, or the articles of incorporation of the Controlling Beneficiary; in addition Tenant shall deliver to Landlord a copy of the documents mentioned here, in case of any change in the Controlling Beneficiary or Beneficiaries, within the month in which the change is made.

(iii) Entregar a la Arrendadora copia de la cédula de identificación fiscal del o de los Beneficiarios Controladores, o acta constitutiva de los Beneficiarios Controladores; así mismo entregará copia de los documentos que aquí se menciona en caso de algún cambio de Beneficiario Controlador, dentro del mes en que se realice dicho cambio.

(iv) Simultaneously with the execution of this Amendment Agreement, Tenant shall deliver to Landlord the document identified as Declarations in Scope of the Ley Anti-Lavado, in the format attached hereto as Exhibit “L”, which shall be signed by the Tenant under oath; by which Tenant also agrees to deliver to Landlord within the month in which a change is made to the information previously provided in the Declarations in Scope of the Ley Anti-Lavado, the corresponding update in the format contained in Exhibit “L”.

(iv) Simultáneamente a la firma del presente Contrato Modificatorio, la Arrendataria entregará a la Arrendadora el documento identificado como Declaraciones en Alcance a la Ley Anti-Lavado, en el formato que se adjunta al presente Convenio Modificatorio como Anexo “L”, mismo que es suscrito por la Arrendataria bajo protesta de decir verdad; y por medio del cual se compromete a entregar a la Arrendadora, dentro del mes en que ocurra algún cambio a la información previamente proporcionada en las Declaraciones en Alcance a la Ley Anti-Lavado, la actualización correspondiente en el formato contenido en el Anexo “L”.

(v) Tenant agrees to deliver to Landlord the updates of the Declarations in Scope of the Ley Anti-Lavado, which is attached to the present Amendment Agreement. as Exhibit “L”, at the request of the Landlord, within twenty (20) business days following such request.

(v)  La Arrendataria se obliga a entregar a la Arrendadora la actualización a las Declaraciones en Alcance a la Ley Anti-lavado en el formato que se adjunta al presente Convenio Modificatorio como Anexo “L”, a solicitud de la Arrendadora, dentro de los 20 (veinte) días hábiles siguientes a dicha solicitud.

(vi) Tenant agrees to provide Landlord with any and all additional information reasonably required by the Landlord in order to comply with the obligations under the Ley Anti-Lavado.
(vi) La Arrendataria se obliga a proporcionar a la Arrendadora cualquier información adicional que sea razonablemente requerida por la Arrendadora para dar cumplimiento con las obligaciones contenidas en la Ley Anti-Lavado

9. Guarantor. Guarantor hereby consents on the terms of this Amendment Agreement, and expressly acknowledges and agrees that the Guaranty of Lease granted by the same in favor of Landlord on October 5, 2012, shall remain valid, in full force and effects after this Amendment Agreement.

9. Garante. El Garante en este acto consiente en los términos de este Convenio Modificatorio, y expresamente reconoce y acepta que la Garantía de Arrendamiento que otorgó con fecha 5 de octubre de 2012, permanecerá válida, vigente y con plenos efectos legales aun después de este Convenio Modificatorio.

10. No Other Modification. Except as modified by this Amendment Agreement, the Lease and all covenants, agreements, terms and conditions thereof (including, without limitation, the recitals) shall remain in full force and effect and are hereby in all respects ratified and confirmed.

10. Ninguna otra modificación. A excepción de lo Estipulado por este Convenio Modificatorio, el Arrendamiento y todos los convenios, contratos, términos, condiciones del mismo (incluyendo, sin limitación, las declaraciones) deberán mantenerse en pleno vigor y efecto y por medio del presente en todos sus puntos se ratifican y confirman.

11. Language. This Amendment Agreement has been prepared in English and Spanish. In case of conflicts in the translation or interpretation thereof, the Spanish version will control.	11. Idioma. Este Convenio Modificatorio ha sido preparado en inglés y en español. En caso de conflicto en la traducción o interpretación, la versión en español será la que prevalecerá.

12. Jurisdiction. Any dispute, controversy or claim arising out of or related to this Amendment Agreement or a breach hereof, shall be resolved pursuant to the applicable laws and under the jurisdiction of the competent courts of Tijuana, Baja California,, to which the Parties hereby expressly agree to submit, waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

12. Jurisdicción. Para cualquier disputa, controversia o reclamación derivada o relacionada con el presente Convenio Modificatorio o el incumplimiento con el mismo, será resuelto por las leyes aplicables y los Tribunales competentes de Tijuana, Baja California, y las Partes en este acto acuerdan someterse a la jurisdicción de dichos tribunales, renunciando a cualquier otro fuero que pudiera corresponderles por motivo de sus domicilios presente o futuros, o por cualquier otro motivo.

IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement as of the day and year first above written, with retroactive effect as of August 17, 2023.	EN VIRTUD DE LO CUAL, las Partes celebran el presente Convenio Modificatorio en la fecha antes mencionada, "con efectes retroactives al dia 17 de agosto del ano 2023."
Landlord / Arrendadora: Santa Maria Industrial Partners, L.P. By/Por: /s/ Marcelo Durán Roux Name/Nombre: Marcelo Durán Roux Its/Su: Representante Legal / Legal Representative	Tenant / Arrendataria: Haemonetics México Manufacturing, S. de R.L. de C.V. By/Por: /s/ James D’Arecca Name/Nombre: James D’Arecca Its/Su: Representante Legal / Legal Representative
Guarantor / Garante: Haemonetics Corporation By/Por: /s/ James D’Arecca Name/Nombre: James D’Arecca Its/Su: Executive Vice President, Chief Financial Officer	By/Por: /s/ Josep Llorens Name/Nombre: Josep Llorens Its/Su: Representante Legal / Legal Representative